Exhibit 99





                                                          Date: October 19, 2006

          Lilly ICOS LLC Reports Record Sales for Third Quarter of 2006
                - Worldwide Sales of Cialis Exceed $245 Million -
             - Net Income was $79.6 Million for 2006 Third Quarter -
 - Patient Enrollment Underway in Phase 2b Clinical Study for Symptoms of BPH -

Bothell, WASH. and Indianapolis, IND. - October 19, 2006 - Lilly ICOS LLC (Lilly
ICOS) (NYSE: LLY and Nasdaq: ICOS) is releasing its financial results for the 2006 third quarter, ended September 30. Worldwide sales of Cialis(R) (tadalafil)(1) totaled $245.6 million in the third quarter of 2006, an increase of 26% compared to the third quarter of 2005. Net income was $79.6 million for the 2006 third quarter, compared to $19.8 million in the 2005 third quarter.


Cialis Net Sales:
-----------------
(in millions)
                                                  Three Months Ended                Nine Months Ended
                                                    September 30,                     September 30,
                                           --------------------------------- ---------------------------------
                                                 2006            2005             2006             2005
                                           ----------------- --------------- ----------------- ---------------
Lilly ICOS Territories:
     United States                                   $ 94.9          $ 77.5           $ 271.3         $ 191.3
     Europe(2)                                         75.5            62.0             214.4           179.2
     Canada and Mexico                                 20.2            14.7              54.9            40.7
                                           ----------------- --------------- ----------------- ---------------
        Total Lilly ICOS                              190.6           154.2             540.6           411.2
Royalty Territories                                    55.0            40.9             161.2           124.9
                                           ----------------- --------------- ----------------- ---------------
        Worldwide Total                             $ 245.6          $195.1           $ 701.8         $ 536.1
                                           ================= =============== ================= ===============

In August 2006, patient enrollment began in a Phase 2b clinical study evaluating the efficacy and safety of tadalafil in men with symptoms of benign prostatic hyperplasia (BPH). The double-blind, placebo-controlled Phase 2b clinical study is designed to enroll more than 1,000 patients, administered one of four doses of tadalafil or placebo once-a-day for 12 weeks. This trial may serve as a pivotal study to support regulatory filings seeking approval of tadalafil for the treatment of symptoms of BPH.

---------------------
(1)  Cialis(R) is a registered trademark of Lilly ICOS LLC.
(2) Austria, Belgium, Denmark, Finland, France, Germany, Greece, Iceland, Ireland, Italy, Luxembourg, Netherlands, Norway, Portugal, Spain, Sweden, Switzerland and the United Kingdom.


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

Financial Results
-----------------

Lilly ICOS reported net income of $79.6 million for the three months ended September 30, 2006, compared to $19.8 million for the three months ended September 30, 2005, reflecting a $50.5 million (26%) increase in worldwide sales of Cialis and a $20.3 million (18%) reduction in selling, general and administrative expenses.

Total Lilly ICOS revenue for the third quarter of 2006 was $201.6 million, compared to $162.3 million for the third quarter of 2005, an increase of 24%. The increase primarily reflects the impact of market share gains, market growth and price increases.

The $20.3 million (18%) decrease in selling, general and administrative expenses, in the third quarter of 2006, compared to the third quarter of 2005, was primarily due to refinements in the U.S. sales force configuration and lower consumer marketing expenditures in the third quarter of 2006.

Research and development expenses were $15.1 million in the third quarter of 2006, compared to $18.0 million in the third quarter of 2005. The decrease was primarily the result of completing, in 2005, a BPH Phase 2 clinical study as well as other regulatory studies, partially offset by increased costs associated with the pulmonary arterial hypertension and BPH clinical studies in 2006.

For the nine months ended September 30, 2006, Lilly ICOS reported net income of $220.4 million, compared to a net loss of $23.6 million for the nine months ended September 30, 2005. The improvement was primarily due to the $165.7 million (31%) increase in worldwide sales of Cialis and a $106.7 million (28%) reduction in selling, general and administrative expenses.

About Lilly ICOS LLC
--------------------

Lilly ICOS LLC, a joint venture equally owned by ICOS Corporation and Eli Lilly and Company, is marketing Cialis in North America and Europe for the treatment of erectile dysfunction.

ICOS Corporation, a biotechnology company headquartered in Bothell, Washington, is dedicated to bringing innovative therapeutics to patients. ICOS is working to develop treatments for serious unmet medical conditions such as benign prostatic hyperplasia, hypertension, pulmonary arterial hypertension, cancer and inflammatory diseases.

Eli Lilly and Company, a leading innovation-driven corporation, is developing a growing portfolio of first-in-class and best-in-class pharmaceutical products by applying the latest research from its own worldwide laboratories and from collaborations with eminent scientific organizations. Headquartered in Indianapolis, Indiana, Lilly provides answers - through medicines and information - for some of the world's most urgent medical needs.

Except for historical information contained herein, this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on current expectations, estimates and projections about the industry, management beliefs and certain assumptions made by the managements of ICOS and Lilly. Investors are cautioned that matters subject to forward-looking statements involve risks and uncertainties, including economic, competitive, governmental, technological, legal and other factors discussed in the two companies' respective filings with the Securities and Exchange Commission, which may affect the business and prospects of the two companies and Lilly ICOS. Results and the timing and outcome of events may differ materially from those expressed or implied by the forward-looking statements in this press release. More specifically, there can be no assurance that Cialis will achieve sustained commercial success or that competing products will not pre-empt market opportunities that might exist for the product.

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

The forward-looking statements contained in this press release represent ICOS' and Lilly's judgments as of the date of this release. Neither ICOS nor Lilly undertake any obligation to update any forward-looking statements.



                       --Selected financial data follows--


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


                                                         Lilly ICOS LLC
                                         Condensed Consolidated Statements of Operations
                                                         (in thousands)
                                                          (unaudited)




                                                   Three Months Ended                      Nine Months Ended
                                                     September 30,                          September 30,
                                           -----------------------------------     ----------------------------------
                                                 2006                2005                2006               2005
                                           ---------------    ----------------     ---------------    ---------------
Revenue:
     Product sales, net                    $      190,578     $       154,157      $      540,513     $      411,233
     Royalties                                     11,008               8,172              33,738             24,972
                                           ---------------    ----------------     ---------------    ---------------
        Total revenue                             201,586             162,329             574,251            436,205
                                           ---------------    ----------------     ---------------    ---------------


Expenses:
     Cost of sales                                 15,031              12,378              42,783             34,064
     Selling, general and administrative           91,830             112,152             268,689            375,411
     Research and development                      15,087              18,035              42,409             50,322
                                           ---------------    ----------------     ---------------    ---------------
        Total expenses                            121,948             142,565             353,881            459,797
                                           ---------------    ----------------     ---------------    ---------------

Net income (loss)                          $       79,638     $        19,764      $      220,370     $      (23,592)
                                           ===============    ================     ===============    ===============


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


                                                         Lilly ICOS LLC
                                                   SUMMARIZED OPERATING RESULTS
                                                          (in thousands)
                                                           (unaudited)



                                                       2006                                   2005
                                    ------------------------------------  ----------------------------------------------
                                       Q1       Q2       Q3      TOTAL       Q1        Q2       Q3       Q4      TOTAL
                                    -------- -------- -------- ---------  --------- -------- -------- -------- ---------

 Revenue:
  Product sales, net:
   United States                    $82,537  $93,779  $94,946  $271,262    $42,744  $71,118  $77,438  $81,615  $272,915
   Europe                            67,586   71,374   75,427   214,387     56,264   60,925   61,992   65,311   244,492
   Canada and Mexico                 17,151   17,508   20,205    54,864     12,186   13,839   14,727   18,575    59,327
                                    -------- ----------------- ---------  --------- -------- -------- -------- ---------
   Total product sales, net         167,274  182,661  190,578   540,513    111,194  145,882  154,157  165,501   576,734
  Royalties                          11,088   11,642   11,008    33,738      7,790    9,010    8,172    8,997    33,969
                                    -------- -------- -------- ---------  --------- -------- -------- -------- ---------
   Total revenue                    178,362  194,303  201,586   574,251    118,984  154,892  162,329  174,498   610,703
                                    -------- -------- -------- ---------  --------- -------- -------- -------- ---------
 Expenses:
  Cost of sales                      13,382   14,370   15,031    42,783      9,752   11,934   12,378   13,200    47,264
  Selling, general and
   administrative                    86,517   90,342   91,830   268,689    137,027  126,232  112,152   84,416   459,827
  Research and development           13,502   13,820   15,087    42,409     13,874   18,413   18,035   15,494    65,816
                                    -------- -------- -------- ---------  --------- -------- -------- -------- ---------
   Total expenses                   113,401  118,532  121,948   353,881    160,653  156,579  142,565  113,110   572,907
                                    -------- -------- -------- ---------  --------- -------- -------- -------- ---------
 Net income (loss)                  $64,961  $75,771  $79,638  $220,370   $(41,669) $(1,687) $19,764  $61,388   $37,796
                                    ======== ======== ======== =========  ========= ======== ======== ======== =========


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